Exhibit 5.1

[Letterhead of Davis Polk & Wardwell LLP]

May 13, 2011

NBCUniversal Media, LLC

30 Rockefeller Plaza

New York, New York 10112

Ladies and Gentlemen:

We have acted as special counsel to NBCUniversal Media, LLC, a Delaware limited liability company (the “Company”), in connection with the Company’s offer (the “Exchange Offer”) to exchange up to $900,000,000 aggregate principal amount of its 2.100% Senior Notes due 2014 (the “New 2014 Notes”) for any and all of its outstanding 2.100% Senior Notes due 2014 (the “Old 2014 Notes”), $1,000,000,000 aggregate principal amount of its 3.650% Senior Notes due 2015 (the “New 2015 Notes”) for any and all of its outstanding 3.650% Senior Notes due 2015 (the “Old 2015 Notes”), $1,000,000,000 aggregate principal amount of its 2.875% Senior Notes due 2016 (the “New 2016 Notes”) for any all of its outstanding 2.875% Senior Notes due 2016 (the “Old 2016 Notes”), $2,000,000,000 aggregate principal amount of its 5.150% Senior Notes due 2020 (the “New 2020 Notes”) for any and all of its outstanding 5.150% Senior Notes due 2020 (the “Old 2020 Notes”), $2,000,000,000 aggregate principal amount of its 4.375% Senior Notes due 2021 (the “New 2021 Notes”) for any and all of its outstanding 4.375% Senior Notes due 2021 (the “Old 2021 Notes”), $1,000,000,000 aggregate principal amount of its 6.400% Senior Notes due 2040 (the “New 2040 Notes”) for any and all of its outstanding 6.400% Senior Notes due 2040 (the “Old 2040 Notes”), and $1,200,000,000 aggregate principal amount of its 5.950% Senior Notes due 2041 (together with the New 2014 Notes, the New 2015 Notes, the New 2016 Notes, the New 2020 Notes, the New 2021 Notes, and the New 2040 Notes, the “New Notes”) for any and all of its outstanding 5.950% Senior Notes due 2041 (together with the Old 2014 Notes, the Old 2015 Notes, the Old 2016 Notes, the Old 2020 Notes, the Old 2021 Notes, and the Old 2040 Notes, the “Old Notes”), pursuant to a registration statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission on the date hereof. The Old Notes were issued and the New Notes are to be issued under an Indenture dated as of April 30, 2010 between NBC Universal, Inc. and the Bank of New York Mellon, as Trustee (the “Indenture”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

Upon the basis of the foregoing, we are of the opinion that the New Notes of each series, when duly executed, authenticated and delivered in exchange for the Old Notes of the applicable series in accordance with the terms of the Indenture and the Exchange Offer, will be valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.

The statements included in the Registration Statement under the caption “Material United States Federal Income Tax Consequences Of The Exchange Offer,” insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, in our opinion, fairly and accurately summarize the matters referred to therein in all material respects.

We are members of the Bars of the States of California and New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the Limited Liability Company Act of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement relating to the Exchange Offer and further consent to the reference to our name under the caption “Validity of New Notes” in the prospectus which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Davis Polk & Wardwell LLP

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